INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-79255 of Starmedia Network, Inc. on Form S-8 of our report dated April 7, 2000 appearing in this Current Report on Form 8-K/A of Starmedia Network, Inc. under the Securities Exchange Act of 1934.



/s/DELOITTE & TOUCHE
Mexico, D.F., Mexico
June 19, 2000